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                                                                     EXHIBIT 3.2

                                       FORM OF
                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                             CONCENTRA MANAGED CARE, INC.


    Concentra Managed Care, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby amend and restate in its entirety its Certificate of Incorporation, which was originally filed on April 21, 1997.

    The undersigned hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delware.

    FIRST:  The name of the corporation is Concentra Managed Care, Inc.

    SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

    FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred and Twenty Million $(120,000,000), of which (a) One Hundred Million (100,000,000) shares shall be designated as Common Stock, par value $0.01 per share, and (b) Twenty Million (20,000,000) shares shall be designated as Preferred Stock, par value $.01 per share.

    The following is a statement of the designations, preferences, limitations and relative rights, including voting rights in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

    A.   COMMON STOCK

    1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon

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all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

    2. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

    3. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

    B.   PREFERRED STOCK

    1. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, designations, preferences, rights and qualifications, limitations or restrictions, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof). Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation (or a duly authorized committee thereof) is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series and to fix the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors (or a duly authorized committee thereof) may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, preferences, rights and qualifications, limitation or restrictions may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series of identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation (or a duly

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authorized committee thereof) with respect to each series shall include, but shall not be limited to, the authority to determine the following:

    (a)  The designation of such series;

    (b)  The number of shares initially constituting such series;

    (c) The rate or rates and the time at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series;

    (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions or such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates and whether such amount shall be payable in cash, property or rights, including securities of the Corporation or another corporation;

    (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up) in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

    (f) Whether or not the shares of such series shall having voting powers and, if such shares shall have such voting powers, the terms and condition thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of

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shares of one or more other classes or series of stock and the right to have more (or less) than one vote per shares;

    (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof.;

    (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

    (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

    (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

    (k) Any other preferences, limitations and relative rights as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.

    2. Except as otherwise provided herein, as required by law or in any resolution of the Board of Directors (or a duly authorized committee thereof) creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

    FIFTH: The number of directors constituting the initial Board of Directors is eight (8), and the name of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is John K. Carlyle, Donald J. Larson, Paul
B. Queally, Mitchell T. Rabkin, M.D., Robert A. Ortenzio, George H. Conrades, Lois E. Silverman and Robert W. O'Leary. The mailing address of each of such persons is 312 Union Wharf, Boston, Massachusetts 02109.

    The board of directors shall be divided into three classes, designated Class I, Class II and Class III. Directors shall serve for staggered terms of three years each, except that initially the Class I directors will serve until the Corporation's 1998 annual meeting of stockholders, the Class II directors will serve until the Corporation's 1999 annual meeting of stockholders and the Class III directors will serve until the Corporation's 2000 annual meeting of stockholders. The initial Class

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I directors are Paul B. Queally and Mitchell T. Rabkin, M.D., the initial
Class II directors are Robert A. Ortenzio, George H. Conrades and Lois E. Silverman, and the initial Class III directors are John K. Carlyle, Donald J. Larson and Robert W. O'Leary.

    SIXTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

    SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

    EIGHTH: No action required to be taken or that may be taken at any meeting of common stockholders of the Corporation may be taken without a meeting, and the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eighth.

    NINTH: Special meetings of the common stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors at the time in office, and no stockholder of the Corporation shall required the Board of Directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. No business proposed by a stockholder to be considered at an annual meeting of the common stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the common stockholders at that meeting unless, no later than 60 days before the annual meeting of stockholders, the Corporation receives the from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any; (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that

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nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any provision of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Certificate of Incorporation or any other provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Ninth.

    TENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

    ELEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of the directors, officers, or stockholders of the Corporation are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction,

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or solely because his, her, or their votes are counted for such purpose, if:
(1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

    TWELFTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the preceding sentence, a director of the corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

    THIRTEENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or bylaws of the corporation, from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of this corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

    I, the undersigned, do make, file and record this Amended and Restated Certificate of Incorporation and do certify that this is my act and deed and that the facts herein stated are true, and accordingly, I do hereunto set my hand this _______ day of ________________ 1997.


                        ___________________________________________
                        Richard A. Parr II
                        Executive Vice President and General Counsel

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